January 17, 2017

DLH Holdings Corp.
3565 Piedmont Road, N.E.
Building 3 – Suite 700
Atlanta, Georgia 30305

Re:     DLH Holdings Corp.
Registration Statement on Form S-3
SEC Registration File 333-215405

Ladies and Gentlemen:

We have acted as counsel to DLH Holdings Corp., a New Jersey corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (SEC File No. 333-215405) and any pre-effective amendment thereto (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of an aggregate of 1,022,695 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Shares consist of: (i) 969,076 outstanding shares of Common Stock (the “Outstanding Shares”) that are held by the Selling Stockholders and (ii) 53,619 additional shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants (the “Warrants”) that are held by certain of the Selling Stockholders.
In arriving at the opinions expressed below, we have examined and relied upon the originals, or photostatic or certified copies, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Prospectus; (iii) the Certificate of Incorporation of the Company, as amended to date; (iv) the By-laws of the Company, as amended to date; (iv) minutes of meetings of the Board of Directors of the Company and stock record books of the Company as provided to us by the Company; and (v) such other records of the Company and certificates of officers of the Company, of public officials and of such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
The opinions set forth herein are subject to the above assumptions, qualifications, limitations and exceptions. We render no opinion herein as to matters involving the laws of any jurisdiction other than the New Jersey Business Corporation Act (which includes New Jersey statutory provisions and reported judicial decisions interpreting the New Jersey Business Corporation Act) and the federal law of the United States of America. The opinions set forth herein are made as of the date hereof, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware after the date hereof of any facts that might change the opinions express herein.
Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated in this opinion, our consideration of those questions of law we considered relevant, in reliance on statements of fact contained in the documents that we have examined, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

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DLH Holdings Corp.

1.	the Outstanding Shares are validly issued, fully paid and nonassessable; and

2.
the Warrant Shares have been duly authorized by all necessary corporate action on your part and, upon payment for, and delivery of, the Warrant Shares in accordance with the Warrants will be validly issued, fully paid and non-assessable

No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs above. We have no obligation to update this opinion or to advise you after the date hereof of facts or circumstances that come to our attention or changes in law or any other matters that occur which could affect the opinions and other statements contained herein.  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This Opinion may be relied upon by Continental Stock Transfer & Trust Company as registrar and transfer agent to the Company and subscription agent with respect to the Rights Offering, however, this opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. As stated in the prospectus contained in the Registration Statement, principals of the firm of Becker & Poliakoff LLP, own shares of common stock of the Company.

Very truly yours,

/s/ Becker & Poliakoff, LLP

Becker & Poliakoff, LLP

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